EXHIBIT 10.1

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (“Agreement”) is entered into as of October 28, 2020 (the “Effective Date”) set forth above, by and between Viavi Solutions Inc., a Delaware Corporation, having its place of business at 6001 America Center, 6th Floor, San Jose, CA 95002 , (“Viavi” or the “Company”) and Amar Maletira (“Service Provider”).

WHEREAS, the parties desire to enter into an agreement wherein Service Provider agrees to provide the services (the “Services”) as set forth in a Statement of Work attached as Attachment A (as further defined) and Viavi would like to receive such Services and agrees to compensate Service Provider therefore all on the terms and conditions set forth below and in the applicable Statement of Work.

NOW, THEREFORE, in consideration of the mutual premises and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.PERFORMANCE OF SERVICES.
a.Service Commitment. Service Provider shall provide the Services pursuant to the terms of this Agreement and each written work statement (each, a “Statement of Work” or “SOW”) attached hereto from time to time by agreement of the parties, and incorporated by reference herein, for the fees and in accordance with the time frame, if any, set forth therein.

b.Statement of Work. Each Statement of Work is subject to mutual written agreement between Company and Service Provider.

c.Change in Circumstance. The parties shall promptly inform one another of any current or reasonably anticipated circumstances that would negate assumptions or conditions, whether express or implied, concerning this Agreement or any SOW hereunder.

d.Security Guidelines. Service Provider shall adhere to all reasonable security instructions and directions issued by Viavi.

2.PAYMENT.
a.Payment. Viavi shall pay Service Provider a fee of $25,000.00 USD within thirty (30) days following the end of the Term.

b.Expenses. Viavi shall reimburse Service Provider for all reasonable expenses incurred by Service Provider in connection with providing the Services, including: (1) copying, research, postage and telephone and facsimile charges, where necessary to provide the Services, (2) reasonable travel, lodging and food expenses; (3) overnight courier and messenger service charges, and other related and ancillary expenses and costs incurred where necessary to provide the Services within the time frame requested by Viavi. Service Provider must submit any such expenses for reimbursement within thirty (30) days of incurrence, and Viavi shall reimburse Service Provider within thirty (30) days following receipt of such reimbursement request.

c.Taxes and Duties. Service Provider shall be responsible for all self-employment, social security and other taxes, fines, penalties or other liability to any federal state or local jurisdiction with taxing authority. Service Provider will report as income all compensation received by Service Provider pursuant to this Agreement. Service Provider will not be entitled to participate in any plans, arrangements, or distributions by Viavi pertaining to any bonus, stock option, profit sharing or similar benefits for Viavi’s employees.

3.CONFIDENTIALITY AND IP. Service Provider and Viavi have previously entered into that certain Employee Proprietary Information and Assignment of Inventions Agreement (the “EPIIA”) dated September 9, 2015. In entering into this Agreement, Service Provider acknowledges the continued applicability of the EPIIA during the Term and expressly reaffirms Service Provider’s commitment to abide by the EPIIA.

4.REPRESENTATIONS AND WARRANTIES. Service Provider represents and warrants (1) it has the legal right and authority, and will continue to own or maintain the legal right and authority, to provide the Services and to grant Viavi the rights it has

Consulting Agreement

*****Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.*****

EXHIBIT 10.1
granted under this Agreement; (2) it shall provide the Services in a professional and workmanlike manner in accordance with standard and customary industry practices.

5.INDEMNIFICATION. Viavi agrees to indemnify Service Provider during the term of this Agreement for Service Provider’s good faith, reasonable provision of Services to the fullest extent permitted under Delaware law provided that such indemnification in all instances shall exclude conduct (1) arising from Service Provider’s gross negligence, fraud or willful misconduct; or (2) that is not indemnifiable under Delaware law.

6.TERM AND TERMINATION.
a.Term. Unless earlier terminated in accordance with its terms, this Agreement is effective from Effective Date detailed on page one and continues until the day occurring six (6) months from the Effective Date. This Agreement may be renewed by mutual written agreement of the parties prior to the end of the initial term or any renewal term. The initial term and all renewals are collectively, the “Term”.

b.Termination. Either Service Provider or Viavi may terminate this Agreement (including any SOW hereunder or any license pursuant thereto) in whole or in part, for its convenience, at any time, without any liability as a consequence thereof except for accrued fees as prorated determined on a six (6) month period for actual services rendered by Service Provider and any written and pre-approved expenses actually incurred by Service Provider as of the date of termination, upon giving written notice thereof to Service Provider.

c.Effect of Termination. In the event of expiration or termination of this Agreement or any SOW hereunder, Service Provider shall, as to the terminated portion of this Agreement, stop performance of the Services immediately, deliver to Viavi all Work Product, whether complete or incomplete, and protect any property in Service Provider’s possession in which Viavi has an interest.

7.LIMITATION OF LIABILITY. EXCEPT FOR SECTION 5 (INDEMNIFICATION) AND BREACHES OF SECTION 3 (CONFIDENTIALITY AND IP) AND DAMAGES DUE TO GROSS NEGLIGENCE, FRAUD OR INTENTIONAL OR WILLFUL MISCONDUCT, AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY AGREES THAT THE OTHER PARTY SHALL NOT BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, LOST PROFITS OR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) STRICT PRODUCT LIABILITY, OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NEITHER PARTY’S MAXIMUM AGGREGATE LIABILITY SHALL EXCEED THE TOTAL AMOUNT OF PAYMENTS RECEIVED BY SERVICE PROVIDER FROM VIAVI DURING THE TWELVE (12)- MONTH PERIOD PRIOR TO THE FIRST DATE ON WHICH THE LIABILITY AROSE.

8.GENERAL PROVISIONS.
a.Notices. All notices under this Agreement will be sent by hand delivery, overnight delivery service or certified or registered mail, or by electronic delivery (promptly confirmed by dispatching the hard copy by hand delivery, overnight delivery service or certified or registered mail) to the address of the applicable party as set forth on page one of this Agreement. Notices will be deemed delivered upon receipt of signature or, in the case of notice by electronic means, upon confirmation of receipt of the appropriate number of pages, and dispatch of the hard copy.

b.Governing Law and Forum. This Agreement, including all SOWs hereunder, shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to conflict of laws principles thereof. The parties hereby consent to the sole and exclusive jurisdiction of the competent state and federal courts sitting in the State of California. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement

c.Compliance with Laws. Service Provider shall perform its respective obligations under this Agreement in a manner that complies with all applicable laws, rules, and regulations of the applicable jurisdiction, including export laws regulating the transmission of technical data and other regulated materials via the Services. Specifically, Consultant represents, warrants, and covenants that: (a) it will at all times comply with the obligations of the U.S. Foreign Corrupt Practices Act ("FCPA"), 15 U.S.C. Section 78 et seq., and undertakes and agrees that it shall not perform any act which could subject it to sanctions thereunder, including that it will not make or promise to make any payment (whether in currency, property or other thing of value) to any government official, or third person, or entity that will in turn make a payment to any government official, for the purpose of obtaining or retaining business; and (b) it will at all times comply with all applicable data privacy and security laws and regulations (each as they may be amended from time to time).

Consulting Agreement

*****Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.*****

EXHIBIT 10.1

d.Modification, Amendments and Survival. No modification or amendment of any provision of this Agreement (including any SOW incorporated by reference herein) shall be effective unless in writing and signed by both parties. Sections 3 through 5 of this Agreement, and any other provision that by its nature should survive, shall survive upon expiration, completion or termination of this Agreement.

e.Assignments. This Agreement, including the provision of Services, all SOWs hereto, and the rights hereunder, may not be transferred, subcontracted, assigned or delegated by Service Provider without the prior written consent of Viavi. Viavi may, at its sole discretion, assign any or all of its rights and obligations in this Agreement without Service Provider’s consent. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

f.Publicity. Neither party shall issue any publicity or general marketing communications concerning this Agreement without the prior written consent of the other party.

g.Independent Service Provider. Service Provider is an independent contractor and not an employee or agent of Viavi. Service Provider shall not be entitled to participate in health or disability insurance, retirement benefits, or other welfare or pension benefits (if any) to which employees of Viavi may be entitled. Neither party will take any action or sign any agreement on behalf of the other party without the other party’s express written consent.

h.Severability and Waiver. If any term of this Agreement or the application thereof is found invalid, illegal or unenforceable, the remainder of this Agreement will remain in full force and effect, and the parties will negotiate in good faith to substitute a provision of like economic intent and effect. Either party’s delay or failure to exercise any right or remedy upon any breach or default of the other party shall not impair that right or remedy, or be construed to be a waiver of any breach or default. Any waiver by either party of any breach or default by the other party must be in writing and signed by both parties.

i.Entire Agreement, Headings, and Execution. This Agreement, including all SOWs hereunder, sets forth the entire understanding of the parties with respect to its subject matter and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof. In the event of any conflict between the terms and conditions of this Agreement, and the terms and conditions of a SOW, the terms and conditions of the SOW shall control only for the purposes of setting forth the Services performed therein. Headings are for convenience only and are not to be used to interpret this Agreement. This Agreement may be signed by manual or electronic signature in several counterparts of like form, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first set forth above.

Viavi Solutions Inc.                     Service Provider

/s/ Kevin Siebert                         /s/ Amar Maletira
Signature                         Signature
Name________                        Name__________
Kevin Siebert                        Amar Maletira
Title________                         Title__________
SVP, General Counsel
Date________                         Date_________
10/28/2020                        10/28/2020

Consulting Agreement

*****Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.*****

EXHIBIT 10.1
Attachment A
STATEMENT OF WORK: NO. 1

This STATEMENT OF WORK (“SOW”) is an Attachment to the Consulting Agreement, the terms of which are hereby incorporated by reference herein, by and between Viavi Solutions Inc., a Delaware Corporation, having its place of business at 6001 America Center, 6th Floor, San Jose, CA 95002, (“Viavi”) and Amar Maletira (“Service Provider”) effective as of October 28, 2020 (the “Agreement”). In the event of a conflict between the terms and conditions of the Agreement and the terms of this SOW, the terms of this SOW shall control only for the purposes of setting forth the Services performed herein.

Services Performed and Acceptance:

Scope of Engagement. In connection with Service Provider’s engagement hereunder, Service Provider shall perform the following services:

▪Advise on certain ongoing VIAVI business opportunities, including [XXXXXXXXXXXX]
▪Support and guidance relative to financials of the company
▪Transition of ongoing activities/projects

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first set forth above.

Viavi Solutions Inc.                    Service Provider

/s/ Kevin Siebert                        /s/ Amar Maletira
Signature                         Signature
Name________                     Name__________
Kevin Siebert                     Amar Maletira
Title________                     Title__________
SVP, General Counsel
Date________                     Date_________
10/28/2020                     10/28/2020

Consulting Agreement

*****Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.*****